UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2018

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As reported on its Current Report on Form 8-K filed on November 13, 2017, on October 24, 2017 the Company entered into (i) a settlement and mutual release agreement (the “G Series Settlement Agreement”) with the holders of the Company’s Series G Preferred Stock (the “G Series Holders”), and (ii) a confession of judgment (the “G Series Confession of Judgment”). The G Series Settlement Agreement provides that if an aggregate amount equal to the sum of four monthly installment payments due to the G Series Holders is not received by the escrow agent on or before January 24, 2018, the escrow agent will immediately release the G Series Confessions of Judgment to the G Series Holders (the “G Series Payment Default”). The Company was unable to make three out of the four monthly installment payments. As a result of the G Series Payment Default, the G Series Holders may file the G Series Confession of Judgment in a court of competent jurisdiction. The Company has not received any notice that such G Series Confession has been filed.

As reported further on the Current Report on Form 8-K filed on November 13, 2017, on October 24, 2017 the Company also entered into (i) a settlement and mutual release agreement (the “Rant Note Settlement Agreement”) with the holder of the Rant Note (the “Rant Noteholder”), (ii) a confession of judgment (the “Rant Note Confession of Judgment”). The Rant Settlement Agreement provides that if an aggregate amount equal to the sum of the initial four monthly installment payments is not been received by the escrow agent on or before January 24, 2018, the escrow agent will immediately release the Rant Confession of Judgment to the Rant Noteholder (the “Rant Note Payment Default”). The Company was unable to make three of four monthly installment payments. As a result of the Rant Note Payment Default, the Rant Noteholder may file the Rant Note Confession of Judgment in a court of competent jurisdiction. The Company has not received any notice that such Rant Note Confession has been filed.

The Company is in discussions with the G Series Holders and the Rant Noteholder to restructure its obligations under the G Series Settlement Agreement and the Rant Note Settlement Agreement, respectively, but no assurances can be made that the parties will come to an agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.

Date: January 30, 2017	By:	/s/ Robert F.X. Sillerman
Name: Robert F.X. Sillerman
Title: Executive Chairman and Chief Executive Officer